EXHIBIT 10.15.1


1.       BASIC LEASE TERMS

a.       DATE OF LEASE: MARCH 5, 2001

b.       TENANT:        NEAH POWER SYSTEMS, INC., A WASHINGTON CORPORATION
         Trade Name:    NEAH POWER SYSTEMS, INC.
         Address (Leased Premises): 22118 20TH AVENUE SE, BOTHELL, WA 98021 Building/Unit: G/142
         Address (For Notices): 22118 20TH AVENUE SE, SUITE 142, BOTHELL, WA
         98021

         c. LANDLORD: TEACHERS INSURANCE & ANNUITY ASSOCIATION OF AMERICA, INC., A NEW YORK CORPORATION
         Address (For Notices): 22118 20TH AVENUE SE, SUITE 138, BOTHELL, WA 98021 with a copy to such other place as Landlord may from time to time designate by notice to Tenant.

d. TENANT'S USE OF PREMISES: COMPANY DEVELOPING A MINIATURIZED METHANOL FUEL CELL AS A COMPATIBLE REPLACEMENT TO LITHIUM BATTERIES.

e.       PREMISES AREA: An agreed     6,053   Rentable Square Feet

f.       PROJECT AREA: An agreed      444,999 Rentable Square Feet

g. TERM OF LEASE: This Lease shall commence on SEPTEMBER 1, 2001 or such earlier or later date as is provided in Section 3 (the "Commencement Date"), and shall terminate on the last day of the SIXTIETH (60th) full calendar month after the Commencement Date (the "Expiration Date").

h. BASE MONTHLY RENT (months refer to period through the applicable full calendar month):
         Commencement Date -   Month 12         $9,080.00
         Month 13       -      Month 24         $9,584.00
         Month 25       -      Month 29         $10,088.00
         Month 30       -      Month 30         $0.00
         Month 31       -      Month 33         $10,088.00
         Month 34       -      Month 34         $0.00
         Month 35       -      Month 36         $10,088.00
         Month 37       -      Month 37         $10,593.00
         Month 38       -      Month 38         $0.00
         Month 39       -      Month 41         $10,593.00
         Month 42       -      Month 42         $0.00
         Month 43       -      Month 60         $10,593.00

i.       PREPAID RENT (for months in addition to first month's rent): NA

j.       LEASE CONSIDERATION: $41,362.00; see provision 30 of lease.

k.       SECURITY DEPOSIT: $10,593.00 NON-REFUNDABLE CLEANING FEE: $303.00

l.       BROKER(S): Tenant's Broker      AL HODGE, BRODERICK GROUP
         Landlord's Broker               Molly Brundage, CB Richard Ellis

m.       GUARANTOR(S):

n.       Exhibits
                  Exhibit A -       The Premises
                  Exhibit B -       The Project
                  Exhibit C -       Work Letter Agreement
                  Exhibit D -       Rules and Regulations
                  Exhibit E -       Tenant Sign Criteria

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2. PREMISES/COMMON AREAS/PROJECT.

a. Premises. Landlord leases to Tenant the premises described in Section 1 and in Exhibit A (the "Premises"), located in this project described on Exhibit B (the "Project"). By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any Landlord's Work required under this Lease. Landlord's Work shall consist of such work, if any, as is specifically identified as Landlord's responsibility under Exhibit C. Unless otherwise identified in written notice from Tenant to Landlord prior to the dates specified below, Landlord's Work shall be deemed approved by Tenant in all respects on the earlier of (a) the date Tenant commences construction or installation of any Tenant's Work, or (b) the date Tenant begins to move its personal property into the Premises. Tenant represents and warrants that it agrees with the square footage specified for the Premises and the Project in Section 1 and will not hereafter challenge such determination and agreement.

b. Common Areas. As used in this Lease, "Common Areas" shall mean all portions of the Project not leased or demised for lease to specific tenants. During the Lease Term, Tenant and its licensees, invitees, customers and employees shall have the non-exclusive right to use the public portions of the Common Areas, including all parking areas, landscaped areas, entrances, lobbies, elevators, stairs, corridors, and public restrooms in common with Landlord, other Project tenants and their respective licensees, invitees, customers and employees. Landlord shall at all times have exclusive control and management of the Common Areas and no diminution thereof shall be deemed a constructive or actual eviction or entitle Tenant to compensation or a reduction or abatement of rent. Landlord in its discretion may increase, decrease or change the number, locations and dimensions of any Common Areas and other improvements shown on Exhibit A which are not within the Premises.

c. Project. Landlord reserves the right in its sole discretion to modify or alter the configuration or number of buildings in the Project, provided only that upon such modification or alteration, the Project Area as set forth in
Section 1(f) shall be adjusted to reflect such modification or alteration.

3. TERM. The Commencement Date listed in Section 1 of this Lease represents an estimate of the Commencement Date. This Lease shall commence on the estimated Commencement Date if Landlord is able to deliver the Premises to Tenant for the purpose of constructing tenant improvement work at least thirty
(30) days prior to the estimated Commencement Date. The parties acknowledge and agree that it is unlikely the tenant improvement work described in the Work Letter Agreement attached hereto will be complete by the Commencement Date, but that nonetheless Tenant shall commence payment of rent as of the Commencement Date, provided that Landlord has delivered the Premises to Tenant at least thirty (30) days prior to said date. If Landlord fails to deliver the Premises to Tenant thirty (30) days prior to the estimated Commencement Date, the Commencement Date will be adjusted to that date which is the first to occur of the following events (i) thirty (30) days following the actual date on which Landlord delivers the Premises to Tenant, or (ii) the date on which Tenant commences to do business at the Premises. If this Commencement Date is later than the Section 1 Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Landlord shall confirm the Commencement Date by written notice to Tenant. This Lease shall be for a term ("Lease Term") beginning on the Commencement Date and ending on the Expiration Date, unless extended or sooner terminated in accordance with the terms of this Lease. All provisions of this Lease, other than those relating to payment of Base Monthly Rent and Additional Rent, shall become effective on the date that Tenant or its officers, agents, employees or contractors is first present on the Premises for inspection, construction or move in purposes. Notwithstanding anything in this Section 2 to the contrary, if Landlord is unable to deliver the Premises to Tenant on or before November 30, 2001, Tenant may elect to cancel this Lease by providing Landlord with notice of such cancellation on or before December 10, 2001. In the event of such cancellation, any security deposit or other amounts paid by Tenant to Landlord shall be returned to Tenant, without interest, and neither party shall have any further rights or obligations whatsoever under this Lease.

4.       RENT

a. Base Monthly Rent. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent") provided, however, the first month's Base Monthly Rent is due and payable upon execution of this Lease. If the term of this Lease contains any rental abatement period, Tenant hereby agrees that if Tenant breaches the Lease and fails

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to cure such breach within the applicable  cure period,  if any, and/or abandons the Premises before the end of the Lease term, or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of the Lease, the rental abatement period shall be deemed extinguished, and there shall be immediately due from Tenant to Landlord, in addition to any damages otherwise due Landlord under the terms and conditions of the Lease, Base Monthly Rent prorated for the entirety of the rental abatement period at the average Base Monthly Rent for the Lease, plus any and all other charges (such as Expenses) that were abated during such rental abatement period.

         For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated Rents, provided herein, to the periods which correspond to the actual Rent payments as provided under the terms and conditions of this agreement.

b. Expenses. The purpose of this Section 4(b) is to ensure that Tenant bears a share of all Expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, beginning on the date Tenant takes possession of the Premises, Tenant shall each month pay to Landlord one-twelfth (1/12) of Tenant's Share of Expenses related to the Project. As used in this Lease, "Tenant's Share" shall mean the Premises Area, as defined in
Section 1(e), divided by the Project Area, as defined in Section 1(f), and "Tenant's Share of Expenses" shall mean the total Expenses for the Project for the applicable calendar year multiplied by Tenant's Share. Landlord may specially allocate individual expenses where and in the manner necessary, in Landlord's discretion, to appropriately reflect the consumption of the expense or service. For example where some but not all premises in the Project have HVAC, Landlord may reallocate Project Expenses for HVAC to all premises utilizing HVAC to be apportioned on a per square foot basis, or could allocate to each premises utilizing HVAC the cost of maintaining that space's individual unit. In the event the average occupancy level of the Project for any year is less than ninety five percent (95%), the actual Expenses for such year shall be proportionately adjusted to reflect those costs which Landlord estimates would have been incurred, had the Project been ninety five percent (95%) occupied during such year.

         1) Expenses Defined. The term "Expenses" shall mean all costs and expenses of the ownership, operation, maintenance, repair or replacement, and insurance of the Project, including without limitation, the following costs:

                  (a)      All  supplies,   materials,   labor,  equipment,  and
                  utilities used in or related to the operation and maintenance of the Project,

                  (b) All maintenance, janitorial, legal, accounting, insurance, service agreement and management (including on-site management office) costs related to operation and maintenance of the Project;

                  (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking Areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience for the Project. The cost of any repairs or replacements which, under generally accepted accounting principles, would be capitalized, shall be amortized on a straight-line basis and taken as Expenses over the useful life of the item in question.

                  (d) Amortization (along with reasonable financing charges) of capital additions or improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

                  (e) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises

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                  or measured by Rent from the Premises,  including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income, or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state federal or any improvement or other district, whether such tax is (1) determined by the value of the Project or the Rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project, (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project, (5) based on any parking spaces
                  or  parking  facilities   provided  in  the  Project,   6)  in
                  consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants, or (7) otherwise based on the operation of the Project (such as transit, carpooling or environmental facilities.

                  (f) Landlord agrees that Expenses as defined in Section 4(b) shall not include leasing commissions; payments of principal and interest on any mortgages, deeds of trust or other encumbrances upon the Project; depreciation of the capital cost of capital additions or improvements except as provided at 4(b)(1)(d); Landlord's executive salaries, management fees in excess of market rates; costs resulting from defective design or construction of the Project; costs incurred in connection with entering into new leases; or costs of disputes under existing leases. In no event shall Expenses include any charge for which Landlord receives reimbursement from insurance or from another Tenant, nor shall any item of Expense be counted more than once, nor shall Landlord collect more than one hundred percent (100%) of Expenses.

         2) Annual Estimate of Expenses. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's Share of Expenses for the remainder of the calendar year, and at the commencement of each calendar year thereafter, Landlord shall provide Tenant with an estimate of Tenant's Share of Expenses for the ensuing calendar year.

         3) Monthly Payment of Expenses. Tenant shall pay to Landlord, monthly in advance, as Additional Rent, one-twelfth (1/12) of the Annual Estimate of Tenant's Share of Expenses beginning on the date Tenant takes possession of the Premises. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant's Share of Expenses. If the Additional Rent paid by Tenant under this Section 4(b)(3) during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due, failure to so notify Landlord shall represent final determination of Tenant's Share of Expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to Tenant's Share of Expenses due under this Section 4(b)(3).

         4) Rent Without Offset and Late Charge. As used herein, "Rent" shall mean all monetary sums due from Tenant to Landlord. All Base Monthly Rent shall be paid by Tenant to Landlord without prior notice or demand in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as Landlord may designate in writing from time to time. Whether or not so designated, all other sums due from Tenant under this Lease shall constitute Additional Rent, payable without prior notice or demand when specified in this Lease, but if not specified, then within ten (10) days of demand. All Rent shall be paid without any deduction or offset whatsoever. All Rent shall be paid in lawful currency of the United States of America. Proration of Rent due for any partial month shall be calculated by dividing the number of days in the month for which Rent is due by the actual number of days in that month and multiplying by the applicable monthly rate. Tenant acknowledges that late payment by Tenant to Landlord of any Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to

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ascertain.  Such costs include, without  limitation,-processing  and -accounting
-charges aid late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any Rent or other sum due from Tenant is not received when due, Tenant shall pay to Landlord an additional sum equal to 10% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent Rent or other sums, plus this late charge, shall bear interest at the rate of 18 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of Rent or other sums due by money order or cashier's check.

5        PREPAID  RENT.  Upon the  execution  of this Lease,  Tenant  shall,  in addition to the payment of the first month's Rent as set forth in Section 4(a), pay to Landlord the prepaid Rent set forth in Section 1(i), and if Tenant is not in default of any provisions of this Lease, such prepaid Rent shall be applied toward Base Monthly Rent for the months set forth in Section 1(i). Landlord's obligations with respect to the prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid Rent with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid Rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid Rent.

6. DEPOSIT. Upon execution of this Lease, Tenant shall deposit a security deposit and a cleaning fee as set forth in Section 1(j) with Landlord. If twice within any 12 month period, late charges are assessed against Tenant by Landlord, Landlord may, by written notice to Tenant, require Tenant to pay Landlord an amount equal to one month's Base Rent as an increase in the Security Deposit, which additional amount shall be due within 5 days after Tenant's receipt of the notice. If Tenant is in default, Landlord can use the Security Deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord to restore the Security Deposit to its full amount. In no event will Tenant have the right to apply any part of the Security Deposit to any Rent or other sums due under this Lease. If Landlord transfers its interest in the Premises, Landlord shall transfer the Security Deposit to its successor in interest, whereupon Landlord shall be automatically released from any liability for the return of the Security Deposit. If, at the end of the Lease Term, Tenant has fully complied with all obligations under this Lease, then the remaining Security Deposit shall be returned to Tenant after Landlord has verified that Tenant has fully vacated the Premises, removed all of its property and surrendered the Premises in the condition required under this Lease; provided that Landlord may hold back a portion of the Security Deposit until final determination of Tenant's share of Common Expenses, whereupon a final adjustment shall be made and any remaining Security Deposit shall be returned to Tenant. The Non-Refundable Cleaning Fee shall be retained by Landlord. Landlord's obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the deposit. Each time the Base Monthly Rent is increased, Tenant shall deposit additional funds with Landlord sum sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Monthly Rent as the initial Security Deposit bore to the initial Base Monthly Rent.

7. USE OF PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose whatsoever without obtaining the prior written consent of Landlord which shall not be unreasonably withheld for uses consistent with the then Project standards. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including, without limitation, the rules and regulations attached hereto as Exhibit D and any reasonable modifications to these rules and regulations as Landlord

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may adopt from time to time.  Tenant  acknowledges  that,  except for Landlord's obligations pursuant to Section 13, Tenant is solely responsible for ensuring that the Premises comply with any and all governmental regulations applicable to Tenant's conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements that may be required by such regulations, now existing or hereafter adopted. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises. that will in any way increase the premiums paid by Landlord on its insurance related to the Projector which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

8.                HAZARDOUS SUBSTANCES; DISRUPTIVE ACTIVITIES

a.       HAZARDOUS SUBSTANCES.

         (1) PRESENCE AND USE OF HAZARDOUS SUBSTANCES. As used in this Lease, "Hazardous Substances" shall mean anything which may be harmful to persons or property, including, but not limited to, materials designated as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended, 42 USC 9601, ET SEQ., or as a Hazardous Substance, Hazardous Household Substance, Moderate Risk Waste or Hazardous Waste under RCW 70.105.010, or which is regulated by any federal, state, or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment. Except for those Substances listed on Exhibit F, Tenant shall not, without Landlord's prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, treatment, generation, storage or sale, any Hazardous Substances except such Hazardous Substances as are commonly used in general administrative office operations. With respect to any Hazardous Substances which Tenant keeps on or around the Premises, Tenant shall:

                           (i)      Comply promptly, timely, and completely with
all governmental requirements for reporting, keeping, and submitting manifests, and obtaining and keeping current identification numbers;

                           (ii)     Submit to Landlord  true and correct  copies
of all reports, manifests, and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities;

                           (iii)    Within five (5) days of Landlord's  request,
submit written reports to Landlord regarding Tenant's use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant's compliance with the applicable government regulations;

                           (iv)     Allow   Landlord  or  Landlord's   agent  or
representative to come on the premises with commercially reasonable notice except in the case of an emergency whereby no notice shall be required to check Tenant's compliance with all applicable governmental regulations regarding Hazardous Substances;

                           (v)      Comply with  minimum  levels,  standards  or
other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and

                           (vi)     Comply  with  all  applicable   governmental
rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment, and disposal of Hazardous Substances.

         (2) Any and all costs incurred by Landlord and associated with Landlord's monitoring of Tenant's compliance, where Landlord has commercially reasonable cause to believe Tenant is not compliant with this Section 8, including actual reasonable Landlord's attorneys' fees and costs, shall be Additional Rent and shall be due and payable to Landlord immediately upon demand by Landlord.

b.       CLEANUP COSTS, DEFAULT AND INDEMNIFICATION.

         (1) Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building.

         (2)      Tenant  shall   indemnify,   defend  and  save   Landlord  and
Landlord's lender, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord's and Landlord's lender's attorneys' fees and costs) as a result of Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances.

         (3) Upon Tenant's default under this Section 8, in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies:

                           (i)      At  Landlord's  option,  to  terminate  this
Lease immediately; and/or

                           (ii)     To recover  any and all  damages  associated
with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building, any and all damages and claims asserted by third parties and Landlord's attorneys' fees and costs.

LANDLORD'S REPRESENTATIONS REGARDING HAZARDOUS WASTE. To the best of Landlord's actual knowledge, no Hazardous Substances are or have been in the past generated, treated, stored or discharged on or at the Premises or Building except in accordance with applicable laws. Landlord shall be solely responsible, at Landlord's expense, for remediating any Hazardous Substances present in the Building as of the Commencement Date that are in violation of any federal, state or local building law as then in effect and interpreted and shall be responsible at its expense for defending any governmental action alleging such violation (provided that this obligation shall not apply to any substances introduced to the Building by Tenant, its agents, employees or contractors).

c.       DISPOSAL OF WASTE

         (1) Refuse Disposal. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

         (2) Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) in excess of the lesser amount (i) reasonably contemplated by the uses permitted under this Lease or (ii) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

         (3) Disposal of Other Waste. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or elsewhere (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

d.       DISRUPTIVE ACTIVITIES. Tenant shall not:

         (1) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not, outside the Premises, be materially different that the light or heat from other sources outside the Premises;

         (2) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

         (3) Create, or permit to be created, any ground vibration that is materially discernible outside the Premises;

         (4) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, or about the Project; or

         (5) Create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Project.

9. SIGNAGE. All signing shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Current rules and regulations relating to signs are described on Exhibit E. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant.

10. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

11. PARKING. Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive license to use the designated parking areas in the Project for the use of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense.

12.      UTILITIES; SERVICES.

Landlord shall furnish the Premises with electricity for office use, including lighting and low power usage for office machines and water for restroom facilities. Landlord shall furnish the Premises with heat and air conditioning services as required, in Landlord's judgment, for the comfortable use and occupancy of the Premises. Landlord shall provide further services (such as janitorial services and trash disposal) if Landlord and Tenant specifically agree to such additional services and identify such services with specificity on Exhibit F hereto.

The mechanical system is designed to accommodate heating loads generated by the types and quantities of lights and equipment commonly found in suburban office park general administrative offices. Before installing lights and equipment in the Premises which in the aggregate exceed such amount (e.g. devoting the Premises to high density computer work station operations) or require a voltage other than 120 volts single phase, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay Landlord's costs of installing any supplementary air conditioning or electrical systems required by such equipment or lights. In addition, Tenant shall pay Landlord in advance, as additional rent, on the first day of each month during the Term, the amount estimated by Landlord as the cost of furnishing electricity for the operation of such equipment or lights and the amount estimated by Landlord as the cost of operating and maintaining supplementary air conditioning units necessitated by Tenant's use of such equipment or lights. Landlord shall be entitled to install and operate, at Tenant's cost, a monitoring/metering system in the Premises to measure the added demands on electricity and the HVAC systems resulting from such equipment and lights, and from Tenant's HVAC requirements during other than Normal Business Hours. Tenant shall comply with Landlord's instruction for the use of drapes, blinds and thermostats. Tenant acknowledges that Landlord shall have sole control over the determination of what utility providers serve the Project, and Landlord shall have no obligation to give access or easement rights or otherwise allow onto the Project any utility providers except those approved by Landlord in its discretion. . If, for any reason, Landlord permits Tenant to purchase utility services from a provider other than Landlord's designated compan(ies), such provider shall be considered a contractor of Tenant and Tenant shall indemnify defend and hold Landlord harmless from such provider's acts and omissions while in, or in connection with their services to, the Building or Project in accordance with the terms and conditions of Article 15. In addition, Tenant shall allow Landlord to purchase such utility service from Tenant's provider at Tenant's rate or at such lower rate as can be negotiated by the aggregation of Landlord's tenants' requirements for such utility.

Except for the costs of above-building standard and/or after-hours services, which shall be paid directly by Tenant, the costs of all utilities and services provided pursuant to this Section 12 shall be Expenses allocated to Tenant as part of Tenant's Share of Expenses pursuant to Section 4(b). above. Tenant shall pay when due and directly to the service provider any telephone or other services metered, chargeable or provided to the Premises and not charged as part of Tenant's Share of Expenses.

Landlord does not warrant that any utilities or services will be free from interruption including by reason of accident, repairs, alterations or improvements and including by reason of computer programming weaknesses known generally as the "Year 2000" problem. No utility interruption shall be deemed an eviction or disturbance of Tenant, or render Landlord liable to Tenant for damages, or relieve Tenant from the full and complete performance of all of Tenant's obligations under this Lease.

Landlord shall provide such security for the Project as it deems appropriate. During other than Normal Business Hours, Landlord may restrict access to the Project in accordance with the Project's security system. Landlord shall not be liable to Tenant for injury to its agents, employees, customers or invitees, or for losses due to theft or burglary, or for damages done by unauthorized persons in the Project.

Landlord shall provide two keys for the corridor door entering the Premises, and additional keys at a charge by Landlord on an order signed by Tenant. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord's written permission, and Tenant shall not make, or permit to be made, any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises.

13. MAINTENANCE. Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including those portions of the systems lying outside the Premises, gutters and downspouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4(b). Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, storefronts, floors, ceilings, interior and exterior doors, exterior and interior windows and fixtures and interior plumbing as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds.

14. ALTERATIONS. Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent. If Landlord gives its consent to alterations, Landlord may post notices in-accordance with the laws of the state in which the premises are located. Any alterations, excluding specific trade fixtures which Landlord has previously approved in writing, made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, at the time of written consent, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term.

Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and -specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics' liens which may result from construction by Tenant. Tenant shall not use any portion of the common areas in connection with an alteration without the prior written consent of Landlord.

15.      RELEASE AND INDEMNITY.

a. Indemnity. Tenant shall indemnify, defend (using legal counsel acceptable to Landlord) and save Landlord and its property manager harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property arising out of or in connection with (i) Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors,
(ii) Tenant's breach of its obligations hereunder, or (iii) any act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in or about the Premises. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to acts or omissions during the terra of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent provided herein. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 8 AND THIS
SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

b. Release. Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Project equipment; any failure to make repairs; any defect, failure, surge in, or interruption of Project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building, provided only that the release contained in this Section 15(b) shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. Notwithstanding any other provision of this Lease, and to the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom, whether such injury or loss results from conditions arising upon the Premises or the Project, or from other sources or places including, without limitation, any interruption of services and utilities or any casualty, or from any cause whatsoever, including, Landlord's negligence, and regardless of whether the cause of such injury or loss or the means of repairing the same is inaccessible to Landlord or Tenant. Tenant may elect, at its sole cost and expense, to obtain business interruption insurance with respect to such potential injury or loss.

c. Limitation on Indemnity. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the "Indemnitor") agrees to indemnify the other (the

"Indemnitee") against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of
(a) the Indemnitee or the Indemnitee's agents or employees, and (b) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law.

d. Definitions. As used in any Section establishing indemnity or release of Landlord, "Landlord" shall include Landlord, its partners, officers, agents, employees and contractors, and "Tenant" shall include Tenant and any person or entity claiming through Tenant.

16. INSURANCE. Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, a policy of commercial general liability (occurrence form) insurance, including contractual liability (including Tenant's indemnification obligations under this Lease) insuring Tenant's activities upon, in or about the Premises or the Project, against claims of bodily injury or death or property damage or loss with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and an excess/umbrella liability insurance policy with minimum limits of not less than Two Million Dollars ($2,000,000), with such increases in limits as Landlord may from time to time require consistent with insurance requirements of institutional landlords in similar projects in the area. If Tenant manufactures on the Premises consumer goods using any materials supplied by Landlord (including but not limited to water supplied as part of utilities to the Premises), Tenant's insurance shall include products liability insurance in the amounts specified for the commercial general liability insurance.

Tenant shall further, throughout the term of this Lease and any renewal thereof, at its own expense, keep and maintain in full force and effect, what is commonly referred to as "Special Cause of Loss" or "Special" coverage insurance (excluding earthquake and flood) on tenant's leasehold improvements in an amount equal to one hundred percent (100%) of the replacement value thereof with a coinsurance waiver. The proceeds from any such policy shall be used by Tenant for the restoration of Tenant's improvements or alterations. As used in this Lease, "tenant's leasehold improvements" shall mean any alterations, additions or improvements installed in or about the Premises by or with Landlord's permission or otherwise permitted by this Lease, whether or not the cost thereof was paid for by Tenant.

All insurance required to be provided by Tenant under this Lease: (a) shall be issued by Insurance companies authorized to do business in the state in which the premises are located with a financial rating of at least an A+X status as rated in the most recent edition of Best's Insurance Reports; (b) shall be issued as a primary policy; shall be on an occurrence basis; (c) name Landlord and Landlord's property manager as additional insured; and (d) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease and at the time of all renewals thereof. If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within five (5) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable law, Landlord may purchase such insurance on Tenant's behalf and the cost of such insurance shall be Additional Rent due within ten
(10) days of written invoice from Landlord to Tenant.

Tenant hereby releases Landlord, and waives its entire right of recovery for loss or damage to property located within or constituting a part or all of the Building or the Project to the extent that the loss or damage is covered by (a) Tenant's insurance, or (b) the insurance Tenant is required to carry under this
Article 16, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees. Tenant shall have its insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

17. DESTRUCTION. If during the term, the Premises or Project are more than 10% destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If in Landlord's estimation, the Premises cannot be restored within 90 days following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If neither Landlord nor Tenant terminates this Lease as provided above, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Base Monthly Rent and Tenant's Share of Expenses between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises.

18.      CONDEMNATION.

a. Taking. If all of the Premises are taken by Eminent Domain, this Lease shall terminate as of the date Tenant is required to vacate the Premises and all Base and Additional Rent shall be paid to that date. The term "Eminent Domain" shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person. If, in the reasonable judgment of Landlord, a taking of any part of the Premises by Eminent Domain renders the remainder thereof unusable for the business of Tenant (or the cost of restoration of the Premises is not commercially reasonable), the Lease may, at the option of either party, be terminated by written notice given to the other party not more than thirty (30) days after Landlord gives Tenant written notice of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all Base and Additional Rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by Eminent Domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds and to the extent it is reasonably prudent to do so, the remainder of the Premises to the condition they were in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its personal property and all improvements made by it to the Premises to the same condition they were in immediately prior to such taking. The Base and Additional Rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the Rentable Area taken bears to the total Rentable Area of the Premises prior to taking.

b. Award. Landlord reserves all right to the entire damage award or payment for any taking by Eminent Domain, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request. Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in moving Tenant's merchandise, furniture, trade fixtures and equipment, provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not out of or as part of Landlord's damages.

19. ASSIGNMENT OR SUBLEASE. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent which shall not be withheld for Tenant's meeting the then Project standards for creditworthiness and use. No assignment or sublease shall release Tenant from the obligation to perform all obligations under this Lease. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 25% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. This Section 19 shall not apply to corporations the stock of which is traded through an exchange or over the counter. Fifty (50%) of all rent received by Tenant from its subtenants in excess of the Rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, or any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. In lieu of granting consent to any proposed Transfer for which Tenant is required to obtain Landlord's consent, Landlord reserves the right to terminate this Lease or, in the case of subletting of less than all the Premises, to terminate this Lease with respect to such portion of the Premises, as of the proposed effective date of such Transfer, in which event Landlord may enter into the relationship of landlord and tenant with such proposed Transferee. Notwithstanding the foregoing, Landlord's recapture right shall not apply to a sublease if (a) the term of the sublease ends at least 1 year prior to the end of the term of the Lease and contains no extension rights, and (b) the total area subleased, including the sublease at issue, will be less than 80% of the Premises. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable attorney's fees incurred in connection with such request, whichever is greater.

No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

Anything in this Section 19 to the contrary notwithstanding, Landlord hereby consents to an assignment of this Lease, or to a subletting of all or part of the Premises, to (a) the parent of Tenant or to a wholly-owned subsidiary of Tenant or of such parent, (b) any corporation or other entity into which or with which Tenant may be merged or consolidated, provided that the net worth of the resulting entity is at least equal to Ten Million Dollars ($10,000,000), or (c) any entity to which Tenant sells all or substantially all of its assets, provided that the net worth of the resulting entity is at least equal to Ten Million Dollars ($10,000,000), and such entity expressly assumes all of Tenant's obligations hereunder. Transfer of all or any portion of the ownership of stock in Tenant shall not be deemed an assignment of this Lease if such transfer is made (x) pursuant to or in connection with an initial public offering or any offering of the stock of Tenant, or (y) once the stock of Tenant is publicly traded on a recognized public stock exchange.

20. DEFAULT. The occurrence of any of the following shall constitute a default by Tenant: (a) a failure to pay Rent or other charge when due; (b) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive days shall be conclusively deemed an abandonment and vacation); or (c) failure to perform any other provision of this Lease.

21. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law): Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the worth of the unpaid Rent that had been earned at the time of termination of Tenant's right to possession; (2) the worth of the amount of the unpaid Rent that would have been earned after the date of termination of Tenant's right to possession less the amount that Tenant proves Landlord should be able to earn during such period net of all releasing costs; (3) any other amount, including but not limited to, expenses incurred to relet the Premises, court, attorney and collection costs, necessary to compensate Landlord for all detriment caused by Tenant's default. "The Worth," as used for Item (1) in this Paragraph 21 is to be computed by allowing interest at the rate of 18 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. "The Worth" as used for Item (2) in this Paragraph 21 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

22. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the term; or (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 22. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this
Section 22. Landlord shall conduct his activities on the Premises as provided herein in a commercially reasonable manner so as to limit inconvenience, annoyance or disturbance to Tenant to the maximum extent practicable. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

23.      SUBORDINATION; ESTOPPEL CERTIFICATE.

Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and
(b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

b. Estoppel Certificate. Tenant shall, within 10 days of demand, execute and deliver to Landlord a written statement certifying: (i) the commencement and the expiration date of the Term; (ii) the amount of Base Rent and the date to which it has been paid; (iii) that this Lease is in full force and effect and has not been assigned or amended in any way (or specifying the date and terms of each agreement so affecting this Lease) and that no part of the Premises has been sublet (or to the extent such is not the case, a copy of any sublease);
(iv) that Landlord is not in default under this Lease (or if such is not the case, the extent and nature of such default); (v) on the date of such certification, there are no existing defenses or claims which Tenant has against Landlord (or if such is not the case, the extent and nature of such. defenses or claims); (vi) the amount of the Security Deposit held by Landlord; and (vii) any other fact or representation that a mortgagee or purchaser may reasonably request. It is intended that any such statement shall be binding upon Tenant and may be relied upon by a prospective purchaser or mortgagee. If Tenant fails to respond within 10 days of receipt of a written request by Landlord therefor, (a) Tenant shall be deemed to have given a certificate as above provided, without modification, and shall be conclusively deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, and (b) Landlord may impose a fee of $100 per day for each day of delay in providing the statement by Tenant after the 10 day period.

24. NOTICE. Any notice, demand or request required hereunder shall be given in writing to the party's facsimile number or address set forth in Section 1 hereof by any of the following means: (a) personal service; (b) electronic communication, whether by telex, telegram or facsimile with electronic confirmation; (c) overnight courier; or (d) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means with electronic confirmation of receipt. Any notice, demand or request sent pursuant to subsection (c) hereof shall be deemed received on the business day immediately following deposit with the overnight courier and, if sent pursuant to subsection (d), shall be deemed received forty-eight (48) hours following deposit in the U.S. mail. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, WHERE TENANT HAS RECEIVED A NOTICE TO CURE DEFAULT (WHETHER RENT OR NON-RENT), NO ACCEPTANCE BY LANDLORD OF RENT SHALL BE DEEMED A WAIVER OF SUCH NOTICE, AND, INCLUDING BUT WITHOUT LIMITATION, NO ACCEPTANCE BY LANDLORD OF PARTIAL RENT SHALL BE DEEMED TO WAIVE OR CURE ANY RENT DEFAULT. LANDLORD MAY, IN ITS DISCRETION, AFTER RECEIPT OF PARTIAL PAYMENT OF RENT, REFUND SAME AND CONTINUE ANY PENDING ACTION TO COLLECT THE FULL AMOUNT DUE, OR MAY MODIFY ITS DEMAND TO THE UNPAID PORTION. IN EITHER EVENT THE DEFAULT SHALL BE DEEMED UNCURED UNTIL THE FULL AMOUNT IS PAID IN GOOD FUNDS.

26. SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear and alterations Tenant has the right or is obligated to remove under the provisions of Section 14 herein. Tenant shall remove all personal property including, without limitation, all data and phone wires, wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storage, removal or disposal of Tenant's personal property.

If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable as provided under Washington law, by either party. All provisions of this Lease, except those pertaining to term and Rent, shall apply to the month-to-month tenancy. During any holdover term, Tenant shall pay Base Monthly Rent in an amount equal to 150% of Base Monthly Rent for the last full calendar month during the regular term plus 100% of Tenant's share of Expenses pursuant to Section 4(b)(3). If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease and if Tenant does not obtain Landlord's written consent to Tenant's continued occupancy, then Tenant shall be deemed a trespasser and shall be liable to Landlord for all damages sustained by Landlord as a result thereof, together with Base Rate at a rate double the Latest Rate.

27. LIMITATION OF LANDLORD'S LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, Landlord's liability under this Lease shall be limited to, and Tenant shall look only to Landlord interest in the Project and the rents and proceeds thereof.

29.      MISCELLANEOUS PROVISIONS.

a. Time of Essence. Time is of the essence of each provision of this Lease.

b. Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 19 herein.

c. Landlord's Consent. Any consent required by Landlord under this Lease must be granted in writing and may be withheld or conditioned by Landlord in its sole and absolute discretion.

d. Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker(s) identified in Section 1, who shall be compensated by Landlord. Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extension or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Project for a term or terms commencing after the Commencement Date of this Lease. Landlord and Tenant recognize that it is also possible that they may hereafter modify this Lease to add additional space or to substitute space as part of the Premises. If any such additional agreements, new leases or modifications to this Lease are made, Landlord shall not have any obligation to pay any compensation to any real estate broker or to any other third person engaged by Tenant to render services to Tenant in connection with negotiating such matters, regardless of whether under the circumstances such person is or is not regarded by the law as an agent of Landlord.

e. Other Charges. If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent Rent.

f. Force Majeure. Landlord shall not be deemed in default hereof nor liable for damages arising from its failure to perform its duties or obligations hereunder if such is due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or labor disturbances, civil commotion, delays in transportation, governmental delays or war.

g. Rules and Regulations. Tenant shall faithfully observe and comply with the "Rules and Regulations", a-copy of-which is attached hereto, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the building or Project of said tenant or occupant's lease or of any of said Rules and Regulations.

h. Landlord's Successors. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

i. Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

j. Prior Understandings. Tenant acknowledges that neither Landlord nor anyone representing Landlord has made statements of any kind whatsoever on which Tenant has relied in entering into this Lease. Tenant further acknowledges that Tenant has relied solely on its independent investigation and its own business judgment in entering into this Lease. Landlord and Tenant agree that: this Lease supersedes all prior and contemporaneous understandings and agreement; the provisions of this Lease are intended by them as the final expression of their agreement; this Lease constitutes the complete and exclusive statement of its terms; and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. No provision of this Lease may be amended except by an agreement in writing signed by the parties hereto or their respective successors in interest, whether or not such amendment is supported by new consideration.

k. Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing the execution of this Lease. If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said partnership and that this Lease is binding upon said partnership in accordance with its terms, and concurrently with execution of this Lease, Tenant shall deliver to Landlord such evidence of authorization as Landlord may require. If Tenant is a marital community, or a member of a marital community, both members of the marital community shall execute this Lease. Where Tenant is comprised of more than one person or entity, all covenants, agreements and obligations of Tenant hereunder shall be the joint and several covenants, agreements and obligations of each person or entity comprising

1. Clean Air Act. Tenant acknowledges that Landlord has not made any portion of the Premises or the Building accessible for smoking in compliance with WAC 296-62-12000:- If Tenant wishes to make any portion of the Premises accessible for smoking, Tenant shall make all improvements necessary to comply with all applicable governmental rules and regulations. Tenant acknowledges that the indemnity contained in Section 15 of the Lease includes, but is not limited to claims based on the presence of tobacco smoke as a result of the activities of Tenant, its employees, agents, or guests.

30. LEASE CONSIDERATION: In consideration of Landlord's entry into this lease and construction of tenant improvements by Landlord as specified on Exhibit C of this Lease, Tenant shall pay Forty One Thousand Three Hundred Sixty Two Dollars ($41.362.00) concurrent with the execution of this Lease. Such consideration shall be deemed fully earned by Landlord with full execution of Lease and shall not be refundable.

31. EARLY OCCUPANCY. Tenant shall be entitled to occupy the Premises for a period of thirty (30) days prior to the Commencement Date, for the purpose of construction of Tenant Improvements. If Tenant so occupies the Premises prior to the Commencement Date, then (i) all provisions of this Lease other than payment of Base Monthly Rent and Tenant's Share of Expenses shall be applicable from and after the date of Tenant's first occupancy, and (ii) Tenant shall pay Landlord, within fifteen (15) days of invoice, the cost of utility services used during construction as reasonably estimated by Landlord. If Tenant commences to do business at or from the Premises prior TO SEPTEMBER 1, 2001 (or October 1, 2001, as the case may be, as provided in Section 32 below), then Section 1(g) shall be deemed amended to establish as the Commencement Date the day on which Tenant commenced to do business at or from the Premises.

32. COMMENCEMENT DATE. The parties agree and acknowledge that Hexos, Inc. currently occupies the Premises pursuant to a lease with Landlord that expires August 31, 2001 (the "Hexos Lease"). Landlord and Hexos, Inc. are in the process of negotiating the terms of a Lease Termination Agreement (the "Termination Agreement"), but the Termination Agreement is not yet fmal. Landlord anticipates, but cannot guarantee, that Hexos, Inc. will be willing and able to vacate the Premises as of July 31, 2001. Tenant agrees and acknowledges that Landlord's ability to deliver the Premises to Tenant thirty (30) days prior to the estimated Commencement Date of September 1, 2001 is expressly conditioned upon Landlord and Hexos, Inc. agreeing to the terms of the Termination Agreement, and Hexos, Inc. vacating the Premises on or before July 31, 2001. If Landlord and Hexos, Inc. are unable to agree on a Termination Agreement and the Hexos Lease terminates on August 31, 2001 rather than July 31, 2001, this Lease shall nonetheless be binding upon the parties, and the estimated Commencement Date shall be October 1, 2001 rather than September 1, 2001.

33. OPTION TO RENEW. Tenant is granted the right to extend the term of this Lease beyond the expiration date of the initial Lease Term for one (1) successive period of sixty (60) months (the "Extended Term") with twelve (12) months prior written notice. If Tenant has defaulted in its obligations under this Lease, and failed to cure such defaults within any applicable cure period, then Tenant's right to extend the Lease for the Extended Terms shall automatically terminate. Tenant's right to extend the Lease for the Extended Term is personal to Tenant and may not be exercised by any subtenant or assignee of Tenant. Tenant's extension rights shall apply to all of the Property under lease to Tenant at the time. From and after the commencement of the Extended Term, all of the terms, covenants, and conditions of the Lease shall continue in full force and effect as written, except that Sections 30 and 31 shall be deleted in their entirety and Base Rent for the Extended Term shall be at the rate for new leases for similarly improved and situated premises in the project but not less than the last month of current term.

Landlord:         Teachers Insurance & Annuity Association of America, Inc.

                  By:      /s/ James Garofalo
                           ------------------

                  Its:     Assistant Secretary

Tenant:           Neah Power Systems, Inc.

                  By:      /s/ Steve Tallman
                           -----------------

                  Its:     President

                                    EXHIBIT A

                                 (THE PREMISES)



                                    [diagram]

                                    EXHIBIT B

                                  (The Project)

LEGAL DESCRIPTION - PHASE II (BUILDINGS G-H)

THAT PORTION OF THE WEST HALF OF SECTION 29 AND OF THE EAST HALF OF SECTION 30, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M., SNOHOMISH COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH LINE OF THE AMENDED PLAT OF VILLAGE SQUARE, ACCORDING TO THE PLAT RECORDED IN VOLUME 42 OF PLATS, PAGE 193 THROUGH 198. INCLUSIVE, RECORDS OF SAID COUNTY, SAID POINT BEING NORTH 88(degree)47'26" EAST
627.20 FEET FROM THE NORTHWEST CORNER OF SAID PLAT; THENCE SOUTH 88(degree)47'26 WEST 627.20 FEET ALONG SAID NORTH LINE TO SAID NORTHWEST CORNER OF SAID PLAT; THENCE SOUTH 87(degree)10'04" WEST 25.02 FEET TO A POINT ON A 675.00 FOOT RADIUS CURVE CONCAVE TO THE EAST, A RADIAL THROUGH SAID POINT BEARING SOUTH
89(degree)35'07"  EAST;  THENCE  NORTHERLY  ALONG SAID CURVE AN ARC  DISTANCE OF
86.82 FEET TO A POINT OF TANGENCY; THENCE NORTH 7(degree)47'02" EAST 51.63 FEET TO THE POINT OF CURVE OF A 725.00 FOOT RADIUS CURVE TO THE LEFT; THENCE NORTHERLY ALONG SAID 725.00 FOOT RADIUS CURVE AN ARC DISTANCE OF 113.80 FEET TO A POINT OF TANGENCY; THENCE NORTH 1(degree)12'34" WEST 549.17 FEET TO THE POINT OF CURVE OF A 50.00 FOOT RADIUS CURVE TO THE RIGHT; THENCE NORTHERLY AND EASTERLY ALONG SAID CURVE AN ARC DISTANCE OF 78.94 FEET TO A POINT OF REVERSE CURVE WITH A 812.58 FOOT RADIUS CURVE TO THE LEFT; THENCE EASTERLY ALONG SAID
812.58 FOOT RADIUS CURVE AN ARC DISTANCE OF 270.70 FEET TO A POINT OF TANGENCY; THENCE NORTH 70(degree)09'29" EAST 239.36 FEET; THENCE SOUTH 11(degree)28'14" EAST 281.80 FEET; THENCE SOUTH 6(degree)46'06" EAST 258.77 FEET; THENCE SOUTH 14(degree)04'41" EAST 278.91 FEET; THENCE SOUTH 17(degree)06'43" WEST 170.08 FEET TO THE POINT OF BEGINNING.

(CONTAINING 555,541 SQ. FT. OR 12.753 ACRES, MORE OR LESS) Cross hatched area denotes Project.


                                    [diagram]

                                    EXHIBIT C
                              WORK LETTER AGREEMENT

This Work Letter Agreement, is entered into in conjunction with that certain lease dated MARCH 5, 2001, by and between TEACHERS INSURANCE & ANNUITY ASSOCIATION OF AMERICA, INC. ("Landlord") and NEAH POWER SYSTEMS ("Tenant").

                                    RECITALS:

         A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in Exhibit "A" attached to the Lease.

         B.

         C. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

                             1. TENANT IMPROVEMENTS.

Reference herein to "Tenant Improvements" shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans described in Paragraph 2 below, including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wallcovering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

                          2. TENANT IMPROVEMENT PLANS.

Immediately after the execution of the Lease, Tenant agrees to meet with Landlord's architect and/or space planner for the purpose of preparing a space plan for the layout of the Premises. Based upon such space plan, Landlord's architect shall prepare final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications may be referred to herein as the "Tenant Improvement Plans." The Tenant Improvement Plans must be consistent with Landlord's standard specifications (the "Standards") for tenant improvements for the Building, as the same may be changed from time to time by Landlord.

Landlord shall bid the mutually approved Tenant Improvement Plan and select the General Contractor based on those bids.

                                  3. BID AWARD.

No further changes to the Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes.

                     4. CONSTRUCTION OF TENANT IMPROVEMENTS.

Landlord shall supervise the completion of the Tenant Improvement Work. The cost of such work shall be paid as provided in Paragraph 5 hereof. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, availability of materials or labor or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

                 5. PAYMENT OF COST OF THE TENANT IMPROVEMENTS.

a. Landlord hereby grants to Tenant a "Tenant Allowance" of ELEVEN THOUSAND DOLLARS ($11,000.00). Such Tenant Allowance shall be used only for:

         (1) Payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Tenant Improvement Plans. The Tenant Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord's building standard improvements or for payments to any other consultants, designers or architects other than Landlord's architect and/or space planner.

         (2) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

         (3) Construction of the Tenant Improvements, including, without limitation, the following:

                  (a) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

                  (b) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises.

                  (c) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, I including the cost of meter and key control for after-hour air conditioning.

                  (d) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

                  (e) All fire and life safely control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Premises.

                  (f) All plumbing, fixtures, pipes and accessories to be installed within the Premises.

                  (g)      Testing and inspection costs.

                  (h) Contractor's fees, including but not limited to any fees based on general conditions.

         (4) All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises.

b. The cost of each item shall be charged against the Tenant Allowance. Landlord shall pay the first $11,000.00 invoiced from Contractor. Tenant shall pay all invoices thereafter in accordance with the invoice/payment schedule set forth in the contract.

c. In the event that Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs thereof shall be paid by Tenant to Landlord within fifteen (15) days after invoice therefor. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans if such changes would, in Landlord's opinion, unreasonably delay construction of the Tenant Improvements.

d.

IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first above written.

LANDLORD:                                                     TENANT:
Teachers Insurance and Annuity Association of America         Neah Power Systems, Inc.
By:      /s/ James Garofalo                                   By:      /s/ Steve Tallman
         ------------------                                            -----------------
Its:     Assistant Secretary                                  Its:     President

                                    EXHIBIT D
                             (Rules and Regulations)

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the building or Project without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Project. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof(s) of the Project.

4. The directory of the building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5. Landlord will furnish Tenant, free of charge, with five keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

7. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

9. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

10. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

11. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the building.

12. Landlord reserves the right to exclude from the building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the building of any person. Landlord reserves the right to prevent access to the building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

13. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the building or by Landlord for noncompliance with this rule.

14. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense.

15. Tenant shall not obtain for use on the Premises ices, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17. Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

18. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the building or Project. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

19. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20.      Tenant  shall not  install,  maintain or operate  upon the Premises any
vending  machines   without  the  written  consent  of  Landlord.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate to prevent such activities.

22. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23. Tenant shall store all its trash and garbage within its premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises or in the Project without landlord's consent, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employees use shall be permitted, provided that such equipment and use is in accordance with all applicable, federal, state county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the building or Project.

26. Without the written consent of Landlord, Tenant shall not use the name of the building or Project in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. Tenant's requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

30. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, not prevent Landlord from thereafter enforcing any suck Rules and Regulations against any or all of the tenants of the Project.

31. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

32. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

33. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                    EXHIBIT E
                             (Tenant Sign Criteria)

                           CANYON PARK BUSINESS CENTER

The sign criteria have been established for the purpose of maintaining the overall appearance of Canyon Park Business Center Buildings. It must comply with the covenants, conditions and restrictions of Canyon Park Business Center. Conformation will be strictly enforced. Any sign installed without approval of the Landlord will be brought into conformity at the expense of the Tenant.

                                  REQUIREMENTS

1.       Landlord shall provide the following signage at no cost to Tenant:

         a) Tenant's name and suite number on all exterior project directories.

         b)       Tenant's  name and  suite  number  on front  entry  glass.

         c) Tenant's name and suite number on rear transom glass where applicable.

2. Tenant shall be responsible for the 8" logo box on front window and for coordinating the construction, installation and payment of building-mounted company signs. The building-mounted signage shall consist of individual 24" or less high dimensional styrofoam letters in a type style approved by Landlord. Maximum line length shall not exceed 16 feet.

3. Method of attachment, location, color, font style and size shall be in standard conformity and shall be approved by Landlord prior to installation.

                                 SPECIFICATIONS

1. The Tenant sign order attached provides the window sign guidelines. The signs will be located on the window closest to the front door.

2. The style, color and size of the individual company's name shall be standard and in conformity to the Landlord's approval. Landlord reserves the right to modify window signage design based on Tenant's corporate type style and/or format. (See attached sign order).

3. The placement of the sign and method of attachment to the building will be directed by the Landlord. All wall signage to be placed between panel joints. Signs shall be placed at same height on each building.

4. No electrical or audible signs will be permitted except those which presently exist in project or which may be required by the Americans With Disabilities Act.

5. Except as provided herein, no advertising placards, banners, pennants, names, insignia trademarks, "sandwich boards" or other descriptive material shall be affixed or maintained upon the glass, exterior walls, landscaped areas, street, or parking areas.

                                    DIRECTORY

1. Each Tenant shall be allowed a space on the building directory sign, if applicable.

2. Method of attachment, location, color and size shall be in standard conformity and shall be solely up to the Landlord's approval.

MEZZANINE TENANTS

1. Each mezzanine Tenant shall be allowed a space on the entry sign located at the building entrance, if applicable, and signage on their individual entrance door. The following is an example of a standard layout for window identification graphics for Canyon Park Business Center. NOTE: the example is a flush-left layout. Your layout may not be flush left depending on the position of your window.

                                    [diagram]

IS LOGO CAMERA READY ARTWORK PROVIDED?      YES      NO

IS LOGO TYPE CAMERA READY ARTWORK PROVIDED? YES      NO

(LOGO SYMBOL IN COLOR, ALL OTHER COPY MUST BE IN WHITE:)

(IF NO ARTWORK PROVIDED, HELVETICA MEDIUM TYPE WILL BE USED:)

REGARDING THE 11" X 36" TENANT I.D. ZONE:

IF THE TENANT'S NAME OR LOGOTYPE WILL FIT ON:

         1 LINE, THEN MAXIMUM LETTER HEIGHT ALLOWED IS 8"

         2 LINES, THEN MAXIMUM LETTER HEIGHT ALLOWED IS 5"

         3 LINES, THEN MAXIMUM LETTER HEIGHT ALLOWED IS 3"

-------------------------------------------------------------

                          Exhibit F

-------------------------------------------------------------

Acuglass 111 Spin-on Glass Acetic Acid Glacial Reagent/ EG
Acetone

Ammonia, anhydrous ammonia Alpha-Terpineol

Aluminum Etch

Aluminum, Foil, 0.1 mm, 99.99% AP 115

AP 110, AP 120, AP 130

AP 121

Argon (Compressed Gas)

Ar-Dri Base Neutralizer

AZ BARLi

AZ 351 Developer

AZ(R) EXP PLP(TM) I00XT Photoresist AZ(R) 400K Developer

AZ 1512 SFD Photoresist

AZ 1518 Photoresist

AZ 300T Photoresist Stripper AZ P4620 Photoresist

AZ(R) 9260 Photoresist (520 CPS) AZ KWIK Strip Remover

AZ 1512 SFD Photoresist

AZ Developer

Barium Chloride, dihydrate Barium hydroxide, octahydrate

BOE (Buffered Oxide Etch) 10:1 SG 4x9 CS B2-C Photographic
Bleach

Calcium carbonate

Carbon Tetraflouride (CF4 - compressed gas) Chlorobenzene

Chromium Etchant, type TFD

Chromium pieces, 2-3mm, 99.995% (Metal) Conductive Silver
Paint

Copper, foil

CR4 Chromium Etchant

C-2C Clearing Bath

1,3-Diaminopropane

Di methyl polysi loxanes

Dihydrogen hexahydroxyplatinate (IV) Dry Acid Neutralizer

Dry Base Neutralizer

DE6180 Developer

D-5/ D-5C Negative Developer Emca-Remex 75-10052-57
(Sealing Glass) Ethanol

Ethylenediamine

Ethyl Cellulose

FX-33-145 Silver (ALN) Conductor Gold Etchant Type TFA

Gold, Foil, 0.5mm, 99.9985% Hexaamineruthenium(III) chloride Hexane

Hexamethyldisiloxane

Hydrochloric Acid

Hydroflouric Acid

Hydroflouric Acid Emergency Cleanup Kit Hydrogen (Compressed)

Hydrogen Hexachloroplatinate (IV) Hydrate Hydrogen Peroxide

Isopropyl Alcohol

Leitsilber 200 Conductive Silver Liquid Acid Neutralizer

Liquid Base Neutralizer

Methanol

2-Methoxyethanol

Methyl iso-butyl ketone

Microposit 1165 Remover
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Microstrip (R) 2001

Megaposit MF-26A Developer Megaposit S3813 Photoresist

Megaposit XP-98220 (0.7-7.0) Photoresist Methyltriflouride
(CHF3 - compressed)

Molybdenum (Metal)

Nafion 112 Membrane

Nafion 117, 5% Solution

Nickel Foil (Metal)

Nickel, Evaporation Slugs (Metal)

Nickel Plating Solution, electroless, solution A Nickel
Plating Solution, electroless, solution B Nickel (II)
Sulfamate Concentrate Niobium Foil (Metal)

Nitric Acid

Nitrogen, or LIN (in cryogenic liquid state)

OCG Resist Rinse I

Oxygen (Compressed)

PF Developer

Palladium Foil (Metal)

Palladium Slug (Metal)

Palladium (II) Chloride

Perchloric Acid, 70%, Redistilled, 99.99% Phosphoric Acid

Platium (II) 2,4-pentanedionate

Platinum 20%, Ruthenium 10% on carbon black Platinum
Wire (Metal)

Platinum Foil (Metal)

Platinum, 40% on carbon black RI1980 Polyimide Developer
PI2721 Polyimide Coating

Potassium Hydrogenphosphate, 98+%, A.C.S. Reagen Potassium
Hydroxide, 45 wt.. % solution in Water Potassium Hydroxide,
Pellets, 85+%, A.C.S Reagent Potassium Nitrate

Potassium Phosphate, 97% PSE-300

Pur-A-Gold - Base Adjusting Salt Pur-A-Gold - 401 Make Up
Pur-A-Gold - Replenisher A Pur-A-Gold - Replenisher B
Pur-A-Gold - Thallium Additive Pyrazine

Pyrocatechol

Silicone Elastomer

Sodium Hydroxide

Sulfur Hexaflouride (SF6 - compressed gas)

Sulfuric Acid

Ruthenium (III) Chloride Hydrate Ruthenium (III) nitrosylnitrate Ruthenium (Ill) 2,4-pentanedionate Tantalum
Foil (Metal)

TechFilm T2321

Tetraamineplatinum(IV) hydroxide hydrate

Tetraethyl orthosilicate

Thinner 0804

Titanium, foil

Toluene

UBAC RI

UV Curing Adhesive

Vanadium Foil (Metal)

Vanadium (V) oxytriisopropoxide XP SU-8 Developer

Zeolite (Sodium Alumino Silicate)

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